EXHIBIT 3.2

BY-LAWS

of

SUNAIR ELECTRONICS, INC.

     ARTICLE I. MEETINGS OF SHAREHOLDERS

     Section A. Annual Meeting.

     The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation.

     Section B. Special Meetings.

     Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in writing by the holders of not less than ten percent of all the shares entitled to vote at the meeting. (A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting, shall be issued by the Secretary, unless the President, Board of Directors, or shareholders requesting the meeting shall designate another person to do so.)

     Section C. Place.

     Meetings of shareholders shall be held at the principal office of the corporation or at such other places within or without the State of Florida as the Board of Directors may authorize.

     Section D. Notice.

     Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     Section E. Notice of Adjourned Meetings.

     When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the rime and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record dare for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.

     Section F. Closing of Transfer Books and Fixing Record Date.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     If the stock transfer books are not closed and no record dare is fixed for the determination of shareholders entitled to notice or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section G. Voting Record.

     The officers or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of shares held by each. The list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation and any shareholder shall be entitled to inspect the list at any rime during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

     If the requirements of this section have not been substantially complied with, the meeting on demand of any shareholder in person or by proxy, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     Section H. Shareholder Quorum and Voting.

     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by law.

     After a quorum has been established at a shareholders’ meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

     Section I. Voting of Shares.

     Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

     Treasury shares, shares of stock of this corporation owned by another corporation the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given rime.

     A shareholder may vote either in person or by proxy executed in writing by the shareholder of his duly authorized attorney-in-fact.

     At each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

     On and after the date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

     Section J. Proxies.

     Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting or a shareholders’ duly authorized attorney-in-fact may authorize another person or persons to act for him by proxy.

     Every proxy must be signed by the shareholder or his attorney-in- fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

     The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the shareholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of shareholders.

     If a proxy for the same shares confers authority upon two or more persons and does not otherwise provide, a majority of them present at the meeting, or if only one is present then that one, may exercise all the powers conferred by the proxy; but if the proxy holders present at the meeting are equally divided as to the right and manner of voting in any particular case, the voting of such shares shall be prorated.

     If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his place.

     Section K. Voting Trusts.

     Any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, as provided by law. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Section L. Action by Shareholders Without a Meeting.

     Any action required by law, these By-Laws, or the articles of incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or rake such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

     Within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

     ARTICLE II. DIRECTORS.

     Section A. Number.

     The affairs and the business of the company shall be managed by a Board of Directors, not less than three nor more than eleven but no director shall also be required to be a shareholder. The number of directors shall be determined by the shareholders at any annual meeting for the election of directors; provided, that if no action is taken at any such annual meeting to alter the number of directors, the number to be elected at such annual meeting shall be the number fixed at the last preceding annual meeting at which a determination of the number of directors was made.

     Section B. How Elected.

     At the annual meeting, the persons duly elected by the votes cast at the election held thereat shall become the directors for the ensuing year.

     Section C. Term of Office.

     The term of office of each of the directors shall be until the next annual meeting of shareholders and thereafter until a successor be elected, unless sooner displaced.

     Section D. Duties of Directors.

     The Board of Directors shall have the control and general management of the affairs and business of the company. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management of the corporation as they may deem proper, not inconsistent with these By-Laws and the Laws of the State of Florida, and in conformity with the Certificate of Incorporation and any amendments thereto then in effect.

     Section E. Directors’ Meetings.

     Regular meetings of the Board of Directors shall be held in Miami, Florida or at such other place in Florida as the Board may from time to time designate immediately following the annual meetings of shareholders. Special meetings of the Board of Directors may be called by the President in his discretion at any time and shall he called upon the written request of one director.

     Notice of special meetings of the Board of Directors shall be given by the secretary serving upon each director in person or by mailing to him at his last known Post Office address, at least five days before the date therein designated for such meeting, including the day of mailing, a notice thereof specifying the time and place of such meeting.

     In case of special meetings, such notice shall specify the business to be brought before the meeting and no business other than that specified in such notice shall be transacted at any special meeting.

     Any and all notice of meeting may be waived by any director by written waiver or by personal attendance thereat.

     At any meeting of the Board of Directors, a majority of the members of the Board as constituted for the time being shall constitute a quorum for the transaction of business. When a quorum is present at any meeting a majority of the members present shall decide any questions brought before the meeting except as otherwise provided by law or these By-Laws.

     At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Section F. Vacancies.

     Whenever any vacancy shall occur in the Board of Directors by death, resignation, retirement, disqualification or removal from the office or otherwise, or if any new directorship is created by an increase in the number of directors within the number authorized by the Certificate of Incorporation and these By-Laws as then constituted, the same shall be filled without undue delay by a majority vote of the remaining members of the Board of Directors at a special meeting, which shall be held within ninety (90) days after the occurrence of such vacancy. The person so chosen shall hold office until his successor shall have been elected at a special or annual meeting of the shareholders, unless sooner displaced.

     Section G. Removal of Directors.

     Any one or more of the Directors may be removed, either with or without cause at any time by a vote of the shareholders holding a majority of the stock at any special meeting called for such purpose.

     ARTICLE III. MEETING PLACES.

     While the charter of the corporation provides that the principal place of business shall be at Miami, Florida, the shareholders may meet at any other place that shall be designated by the notice of such meeting.

     ARTICLE IV. OFFICERS.

     Section A. Number of Officers.

     The officers of the company shall be a President, one or more Vice Presidents, a Treasurer and Secretary, and any officer may hold more than one office. The Board of Directors may appoint Assistant Treasurers, Assistant Secretaries and such other officers, agents and employees as in their sole discretion they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board of Directors.

     Section B. Election of Officers.

     The President, Vice Presidents, Treasurer and Secretary of the Company shall be elected annually by the Board of Directors at its meeting held immediately after the annual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified, unless sooner displaced. Other officers and agents may be elected by the Board of Directors as it deems necessary, who shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section C. Removal of Officers.

     Any officer may be removed at any special meeting of the Board called for that purpose at which a majority of the Directors are present.

     Section D. President.

     The President shall when present preside at all meetings of the Directors and act as temporary chairman at and call to order all meetings of the shareholders; and regulate the order of business thereat, and he shall have power to call special meetings of the shareholders and Directors for any purpose or purposes, and give and serve notice of such special meetings, appoint and discharge, and fix the compensation, subject to the approval of the directors, of all employees and agents of the company and fix their compensation, make and sign contracts and agreements in the name and on behalf of the company; he shall see that the books, reports, statements and certificates required by the statute under this company is organized or any other laws applicable thereto are properly kept, made and filed according to law; and he shall enforce these By-Laws and generally do and perform all acts incident to the office of President, or which are authorized or required by law.

     Section E. Vice President.

     In the absence of or inability of the President to act, they shall perform the dudes of the President in the order of precedence established by the Board of Directors and shall perform such other functions as the Board of Directors may from time to time designate.

     Section F. The Secretary and Assistant Secretaries.

     The Secretary shall:

     1. Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

     2. Give and serve all notice of all meetings of the company, provided that the President may also give and serve notice of special meetings of shareholders and directors called by him.

     3. Be custodian of the records and of the seal of the company and affix the latter when required and may sign all certificates of stock, not countersigned by the Treasurer.

     4. Keep the stock and transfer books in such a manner as to show at any time the amount of capital stock, the manner and the time the same was paid for, the names of the owners thereof alphabetically arranged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became owner, and keep such stock and transfer books open daily during the usual business hours at the office of the company subject to the inspection of any person duly authorized, as prescribed by law.

     5. Lay before the Board of Directors at their stated meetings all communications addressed to them officially by the President or any officer or shareholder of the company, and attend to all correspondence incident to the office of Secretary. An assistant secretary shall in the absence or disability of the Secretary perform and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     Section G. The Treasurer and Assistant Treasurers.

     The Treasurer shall:

     1. Have the care and custody of and be responsible for all the funds and securities of the company and deposit of such funds in the name of the company in such a bank and safe deposit vaults as the Directors may designate.

     2. Exhibit at all reasonable times his books and accounts to any Director or Shareholder of the Company upon application at the office of the Company during business hours.

     3. Have the right to countersign all certificates of stock assigned by the president or vice president.

     4. Render a statement of the condition of the finances of the company at each stated meeting of the Board of Directors if called upon to do so, and a full financial report at the annual meeting of the shareholders. He shall keep at the office of the company, correct books of account of all its business and transactions and such books of account as the Board of Directors may require. He shall do and perform all dudes pertaining to the office of Treasurer.

     The Assistant Treasurers, unless otherwise determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     Section H. Duties of Officers May be Delegated.

     In the case of the absence of any officer of the corporation or for any reason that the Board may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or any director for the rime being, provided a majority of the entire Board concur therein.

     Section I. Vacancies — How Filled.

     Should any vacancy occur by death, resignation or otherwise, the same shall be filled, without undue delay, by the Board of Directors, at its next regular or at a special meeting called for that purpose.

     Section J. Compensation of Officers.

     The officers shall receive such salary or compensation as may be determined by the Board of Directors.

     ARTICLE V. CERTIFICATE OF STOCK.

     Section A. Issue of Certificate of Stock.

     The President shall cause to be issued to each shareholder one or more certificates, under the seal of the company, signed by the President (or Vice President) and the Secretary (or Treasurer or Assistant Treasurer or Assistant: Secretary) certifying the number of shares owned by him in the company.

     Section B. Transfer of Shares.

     The shares of stock of the company shall be transferable only upon its books by the registered holders thereof in person or by their duly authorized attorneys or legal representatives, surrender of the old certificates to the company or transfer agent, or to such other person as the directors may be issued. The person registered on the books of the company as the owner of any shares shall be entitled to all of the rights of ownership with respect to such shares. It shall be the duty of every shareholder to notify the company of his Post Office address.

     Section C. Transfer Books.

     The stock transfer books of the company shall not be closed prior to any meetings of shareholders, or for the payment of any dividends or the allotment of rights or for the exchange or reclassification of shares. In lieu thereof, the Board of Directors shall fix in advance a date not exceeding forty and not less than ten days prior to the date of any meeting of shareholders or to the date for the payment of any dividends or for the allotment of rights or to the date when any exchange or re-classification of shares shall be effective as the record date for the determination of shareholders entitled to notice of, or to vote at, such meeting, or shareholders entitled to receive payment of any such dividend or to receive any such allotment of rights or to exercise rights in respect of any exchange or reclassification of shares; and the shareholders of record on such date shall be the shareholders entitled to notice of, and to vote at, such meeting, or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in the event of an exchange or re-classification of shares as the case may be and in such case no shareholders except those who are shareholders of record on such date shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights in the event of an exchange or re-classification of shares, notwithstanding any transfer of any stock on the books of this corporation or otherwise after such record date. In the event for any reason no record date is fixed by the Board to be the record date for the determination of shareholders entitled to vote at such meeting. Transferees of shares which are transferred after the record date shall not be entitled to notice of or to vote at such meeting.

     Section D. Transfer Agent and Registrar.

     The Board of Directors may appoint one or more transfer agents and registrars, and thereafter may require all share certificates to bear the signature of a transfer agent and a registrar.

     Section E. Lost Certificates.

     If the holder of any stock shall lose the certificate thereof, he shall immediately notify the company of the facts and the Board of Directors may then cause a new certificate to be issued to him subject to the deposit of a bond or other indemnity in such form and with such sureties if any as the Board may require.

     ARTICLE VI. SEAL.

     The seal of the corporation shall be a circular impression bearing the words “SUNAIR ELECTRONICS, INC.” around the border, and in the center the words “CORPORATION SEAL INCORPORATED 1956”.

     ARTICLE VII. DIVIDENDS.

     The Board of Directors of any regular or special meeting may by vote declare dividends from the surplus of the company as provided and permitted by law, whenever in their opinion the condition of the company’s affairs will render it expedient for such dividends to be declared.

     ARTICLE VIII. AMENDMENT.

     These By-Laws may be amended, altered or added to by the vote of the Board of Directors of this company at any regular meeting of said Board, or at a special meeting of Directors called for that purpose provided a quorum of the Directors is present at such regular or special meeting. These By-Laws and any amendments thereto and new by-laws added by the Directors may be amended, altered or replaced by the shareholders at any annual or special meeting of the shareholders. By-laws amended by the shareholders, if they shall so state, cannot subsequently be amended by the Directors. This Article VIII cannot be amended by the Directors. Whenever any provision of these By-Laws or any amendment thereto shall conflict with a provision in the Certificate of Incorporation (and any amendment thereto then in effect), the applicable provisions in such certificate (so amended) shall prevail and control.

     ARTICLE IX. INDEMNIFICATION.

     Any person who is or has served as a director or officer of the Company, or, at its request, of any other corporation in which the Company owns shares of capital stock or of which it is a creditor shall be indemnified by the Company against all costs and legal or other expenses, including the amount of any settlement, reasonably incurred by or imposed upon such person by reason of being or having been such director or officer in connection with or resulting from any claim against any such person, or action, suit or proceeding in which such person is named a parry, or in connection with any threatened claim, action, suit or proceeding against such person. Such right of indemnification shall not apply, however, in relation to matters as to which any such person shall be finally adjudged to be liable for negligence or misconduct in the performance of his duty; provided, however, that the entry of a judgment by consent as part of a settlement shall not be deemed the final adjudication of liability for negligence or misconduct. In the event of a settlement, whether by agreement, entry of judgment by consent, or otherwise, the right of indemnification shall be conditioned upon the approval of such settlement and determination that such claim, action, suit or proceeding, or such threatened claim, action, suit or proceeding did not arise out of negligence or misconduct of such person by a majority of the disinterested members of the Board of Directors. If there are not at least two such members, the question shall be decided by a majority vote of two or more disinterested persons to whom the matter shall be referred by the Board of Directors. Such right of indemnification shall not be exclusive of any other rights to which any person may be entitled under any law, agreement, vote of shareholders or otherwise. The executors, administrators and those interested in the estate of any person so indemnified shall be entitled to the benefit of such indemnity.

     Insofar as the foregoing provision may permit indemnification for liabilities arising under the Securities Act of 1933, it is subject to the opinion of the Securities and Exchange Commission that such indemnification (except insofar as it provides for the payment by the Company of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is against public policy, as expressed in the Act, and therefore unenforceable. In the event that a claim for such indemnification with respect to any registered securities is asserted by an officer or director, the Company will, unless the matter has been adjudicated by precedent deemed by it to be controlling, submit to a court of appropriate jurisdiction the question whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.